DELAWARE GROUP INCOME FUNDS

Registration No. 811-02071
FORM N-SAR
Semiannual Period Ended January 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Income Funds (the "Trust"), on behalf of each of Delaware High-Yield Opportunities Fund, Delaware Corporate Bond Fund, Delaware Extended
Duration Bond Fund, and Delaware Core Bond Fund (each, a "Fund" and, together, the "Funds"), the shareholders of each Fund voted to (i) elect a Board of Trustees for the Trust at a meeting held on
Thursday, November 12, 2009 and reconvened to Tuesday, March 16, 2010; and (ii) to approve a new investment advisory agreement for Delaware High-Yield Opportunities Fund at a meeting held on
November 12, 2009, for Delaware Corporate Bond Fund at a meeting held on November 12, 2009, and reconvened to December 4, 2009, and for Delaware Extended Duration Bond Fund at a meeting held on
November 12, 2009, and reconvened to January 28, 2010. The sole shareholder of Delaware Core Bond
Fund approved a new investment advisory agreement by Consent of Sole Shareholder on September 29,
2009. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L.
Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet
L. Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested
Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.
The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 177,463,481.025
PERCENTAGE OF OUTSTANDING SHARES 64.960%
PERCENTAGE OF SHARES VOTED 96.382%
SHARES WITH AUTHORITY WITHHELD 6,662,426.895
PERCENTAGE OF OUTSTANDING SHARES 2.439%
PERCENTAGE OF SHARES VOTED 3.618%

Patrick P. Coyne

SHARES VOTED FOR 177,537,391.529
PERCENTAGE OF OUTSTANDING SHARES 64.987%
PERCENTAGE OF SHARES VOTED 96.422%
SHARES WITH AUTHORITY WITHHELD 6,588,516.391
PERCENTAGE OF OUTSTANDING SHARES 2.412%
PERCENTAGE OF SHARES VOTED 3.578%

John A. Fry

SHARES VOTED FOR 177,569,351.590
PERCENTAGE OF OUTSTANDING SHARES 64.999%
PERCENTAGE OF SHARES VOTED 96.439%
SHARES WITH AUTHORITY WITHHELD 6,556,556.330
PERCENTAGE OF OUTSTANDING SHARES 2.400%
PERCENTAGE OF SHARES VOTED 3.561%

Anthony D. Knerr

SHARES VOTED FOR 177,501,127.825
PERCENTAGE OF OUTSTANDING SHARES 64.974%
PERCENTAGE OF SHARES VOTED 96.402%
SHARES WITH AUTHORITY WITHHELD 6,624,780.095
PERCENTAGE OF OUTSTANDING SHARES 2.425%
PERCENTAGE OF SHARES VOTED 3.598%

Lucinda S. Landreth

SHARES VOTED FOR 177,497,831.093
PERCENTAGE OF OUTSTANDING SHARES 64.973%
PERCENTAGE OF SHARES VOTED 96.400%
SHARES WITH AUTHORITY WITHHELD 6,628,076.827
PERCENTAGE OF OUTSTANDING SHARES 2.426%
PERCENTAGE OF SHARES VOTED 3.600%

Ann R. Leven

SHARES VOTED FOR 177,337,196.822
PERCENTAGE OF OUTSTANDING SHARES 64.914%
PERCENTAGE OF SHARES VOTED 96.313%
SHARES WITH AUTHORITY WITHHELD 6,788,711.098
PERCENTAGE OF OUTSTANDING SHARES 2.485%
PERCENTAGE OF SHARES VOTED 3.687%

Thomas F. Madison

SHARES VOTED FOR 177,494,821.896
PERCENTAGE OF OUTSTANDING SHARES 64.972%
PERCENTAGE OF SHARES VOTED 96.399%
SHARES WITH AUTHORITY WITHHELD 6,631,086.024
PERCENTAGE OF OUTSTANDING SHARES 2.427%
PERCENTAGE OF SHARES VOTED 3.601%

Janet L. Yeomans

SHARES VOTED FOR 177,526,408.755
PERCENTAGE OF OUTSTANDING SHARES 64.983%
PERCENTAGE OF SHARES VOTED 96.416%
SHARES WITH AUTHORITY WITHHELD 6,599,499.165
PERCENTAGE OF OUTSTANDING SHARES 2.416%
PERCENTAGE OF SHARES VOTED 3.584%

J. Richard Zecher

SHARES VOTED FOR 177,459,458.860
PERCENTAGE OF OUTSTANDING SHARES 64.959%
PERCENTAGE OF SHARES VOTED 96.379%
SHARES WITH AUTHORITY WITHHELD 6,666,449.060
PERCENTAGE OF OUTSTANDING SHARES 2.440%
PERCENTAGE OF SHARES VOTED 3.621%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.
The results were as follows:

Delaware High-Yield Opportunities Fund

SHARES VOTED FOR 56,595,744.220
PERCENTAGE OF OUTSTANDING SHARES 52.533%
PERCENTAGE OF SHARES VOTED 70.296%
SHARES VOTED AGAINST 951,872.119
PERCENTAGE OF OUTSTANDING SHARES 0.883%
PERCENTAGE OF SHARES VOTED 1.182%
SHARES ABSTAINED 1,215,593.671
PERCENTAGE OF OUTSTANDING SHARES 1.129%
PERCENTAGE OF SHARES VOTED 1.510%

Delaware Corporate Bond Fund

SHARES VOTED FOR 45,417,938.435
PERCENTAGE OF OUTSTANDING SHARES 36.995%
PERCENTAGE OF SHARES VOTED 67.787%
SHARES VOTED AGAINST 2,069,842.085
PERCENTAGE OF OUTSTANDING SHARES 1.686%
PERCENTAGE OF SHARES VOTED 3.089%
SHARES ABSTAINED 18,030,910.900
PERCENTAGE OF OUTSTANDING SHARES 14.687%
PERCENTAGE OF SHARES VOTED 26.911%

Delaware Extended Duration Bond Fund

SHARES VOTED FOR 22,126,814.312
PERCENTAGE OF OUTSTANDING SHARES 51.834%
PERCENTAGE OF SHARES VOTED 64.565%
SHARES VOTED AGAINST 430,324.689
PERCENTAGE OF OUTSTANDING SHARES 1.008%
PERCENTAGE OF SHARES VOTED 1.255%
SHARES ABSTAINED 551,127.543
PERCENTAGE OF OUTSTANDING SHARES 1.291%
PERCENTAGE OF SHARES VOTED 1.609%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management Holdings, Inc.
and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware
Management Company, a series of Delaware Management Business Trust (the "Manager"), to Macquarie
Group (the "Transaction"). On January 4, 2010, the Transaction was completed and the new investment advisory agreements between the Funds and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc. is a subsidiary, and subject to the ultimate control, of
Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1: Exhibits

Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Income Funds
dated August 18, 2009, attached as Exhibit.

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